UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
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 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Robert Half Inc.
(Exact name of registrant as specified in its charter)
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Delaware		94-1648752
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
2884 Sand Hill Road
Suite 200
Menlo Park,	California	94025
(Address of principal executive offices)		(zip-code)
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STOCK INCENTIVE PLAN
(Full title of the plan)
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Evelyn Crane-Oliver
Senior Vice President, General Counsel and Corporate Secretary
Robert Half Inc.
2884 Sand Hill Road, Suite 200
Menlo Park, California 94025
(Name and address of agent for service)

(650) 234-6000
(Telephone number of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Robert Half Inc. (the “Registrant”), relating to an additional 3,508,625 shares of common stock, issuable pursuant to awards under the Stock Incentive Plan, as amended and restated May 13, 2026. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed on May 29, 2019 (file no. 333-231788), May 27, 2014 (file no. 333-196291), May 19, 2008 (file no. 333-151015), and May 19, 2005 (file no. 333-125044), together with all exhibits therewith or incorporated therein by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3	INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents of Robert Half Inc., a Delaware corporation (the “Company” or “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

•The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026.
•The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 1, 2026.
•The Registrant’s Current Reports on Form 8-K filed with the SEC on April 21, 2026, April 23, 2026, and May 14, 2026.
•The description of the Registrant's common stock contained in Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 13, 2026.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no documents shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold). Notwithstanding the foregoing provisions of this Item 3, no document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the Commission shall be incorporated or deemed to be incorporated by reference in this Registration Statement.

ITEM 5	INTERESTS OF NAMED EXPERTS AND COUNSEL.
The Company’s General Counsel, Evelyn Crane-Oliver, has passed upon the validity of the shares of Robert Half Inc. common stock to be issued under the plan identified above. Ms. Crane-Oliver beneficially owns or has rights to acquire an aggregate of less than 0.02% of the Company’s common stock.

ITEM 8	EXHIBITS.

Exhibit	Description

4	Amended and Restated Stock Incentive Plan, incorporated by reference to Exhibit 99.1 to Registrant's Current Report on Form 8-K dated May 13, 2026.
5	Opinion of Counsel
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (contained in Exhibit 5)
24	Power of Attorney (see signature page)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
107	Calculation of Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on June 12, 2026.

Robert Half Inc.

Date: June 12, 2026	By:	/s/ Michael C. Buckley
	Name:	Michael C. Buckley
	Title:	Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold M. Messmer, Jr. and M. Keith Waddell, jointly and severally, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the capacities and on the dates indicated.

Date: June 12, 2026	By:	/s/ HAROLD M. MESSMER, JR.
Harold M. Messmer, Jr. Chairman of the Board, and a Director

Date: June 12, 2026	By:	/s/ M. KEITH WADDELL
M. Keith Waddell
President Chief Executive Officer and a Director (Principal Executive Officer)

Date: June 12, 2026	By:	/s/ JANA L. BARSTEN
Jana L. Barsten, Director

Date: June 12, 2026	By:	/s/ JULIA L. CORONADO
Julia L. Coronado, Director

Date: June 12, 2026	By:	/s/ MARC H. MORIAL
Marc H. Morial, Director

Date: June 12, 2026	By:	/s/ ROBERT J. PACE
Robert J. Pace, Director

Date: June 12, 2026	By:	/s/ FREDERICK A. RICHMAN
Frederick A. Richman, Director

Date: June 12, 2026	By:	/s/ MARNIE H. WILKING
Marnie H. Wilking, Director

Date: June 12, 2026	By:	/s/ MICHAEL C. BUCKLEY
Michael C. Buckley Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)